                          PURCHASE AND SALE AGREEMENT



          Seller:      35 CROSBY DRIVE, LLC
                       A Massachusetts limited liability company


          Buyer:       HOLOGIC, INC.,
                       a Delaware corporation



          Dated as of: June 12, 1998



          Property:    35 CROSBY DRIVE
                       BEDFORD, MASSACHUSETTS

    Buyer and Seller hereby enter into this Purchase and Sale Agreement (this "Agreement"), intending to be legally bound hereby, as of the Effective Date.


     1.  DEFINED TERMS:
         --------------


             a. The terms listed below shall have the following meanings throughout this Agreement:


BASF Indemnity:   That certain Limited Environmental Indemnity Agreement dated
                  April 29, 1997 by and between BASF Corporation and Seller.

Buyer:            Hologic, Inc., a Delaware corporation.

Buyer's Address:  590 Lincoln Street
                  Waltham, Massachusetts 02451

                  Facsimile:

Closing Date:     July 31, 1998 or such earlier date as may be specified by
                  written notice from Buyer to Seller given no less than seven
                  (7) days prior to such earlier specified closing date.

Deposit: One Million and 00/100 Dollars ($1,000,000.00), which shall be payable as follows:

                     Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) has been paid by Buyer to Seller prior to the date hereof (the "First Deposit Installment");

                     Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Second Deposit Installment") shall be paid by Buyer to Seller on May 29, 1998; and

                     Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Third Deposit Installment") shall be paid by Buyer to Seller on the last day of the Review Period.

Description of
Improvements:     A 2 and 3-story office/warehouse building with accessory
                  surface parking areas known as 35 Crosby Drive, Bedford, Massachusetts, containing approximately 200,000 square feet of rentable area.

Effective Date:    June __, 1998, the date both parties have executed this
                   Agreement, and a fully executed copy has been delivered to each of Seller and Buyer.

Improvements:      The building and other improvements located on or affixed to the Land, including, without limitation, any and all utility, plumbing, electrical, heating, air conditioning and ventilation lines, systems, and boilers, fixtures, parking and maneuvering areas, and landscaping.

Land: That certain parcel of land in Bedford, Middlesex County, Massachusetts described in Certificate of Title No. 208063 issued by the Middlesex South Registry District of the Land Court, more particularly described on Exhibit A attached
                                                         ---------
                   hereto, together with all rights and interests appurtenant thereto.

Personal Property: All tangible and intangible personal property interests of
                   Seller in each case in any way relating directly or indirectly to the Real Property, including without limitation the BASF Indemnity, and any all licenses, permits, plans, drawings, soils reports, engineering reports, and warranties, guaranties, and indemnities of the Seller relating to or affecting the ownership, maintenance or use of the Property to the extent the same are transferable or assignable.

Property:          The Real Property and the Personal Property.

Property Location  35 Crosby Drive
(Street, City,     Bedford, Middlesex County, Massachusetts
County and State):

Purchase Price:    Twenty Million Seven Hundred Thousand and 00/100 Dollars
                   ($20,700,000.00).

Real Property:     The Land and the Improvements.

Review Period:     The period from May 22, 1998, being the date that Seller
                   accepted Buyer's offer to purchase the Property, and ending
                   June 12, 1998.

Seller: 35 Crosby Drive, LLC, a Massachusetts limited liability company.

Seller's Address:  c/o Nordic Properties, Inc.
                   31 Third Avenue
                   Burlington, Massachusetts 01803
                   Facsimile:  (781) 270-0359

Title Company:  Lawyers Title Insurance Corporation
                225 Franklin Street
                Boston, Massachusetts 02110

            b. The following terms are defined in the referenced portion of this Agreement:

DEFINED TERM                          DEFINED IN
Agreement                             Preliminary Statement
Buyer's Agents                        Section 4
Closing                               Section 7
Contingencies                         Section 5
Deed                                  Section 2.a
Disapproved Title Exception           Section 6.a
Extended Closing Date                 Section 7.c
Extension Period                      Section 7.c
Forced Removal Title Exceptions       Section 6.b
General Instrument                    Section 2.b
Hazardous Substances                  Section 5.a(2)
Known Hazardous Substances            Section 5.a(2)
Mortgage Exceptions                   Section 6.b
Notice                                Section 12.g
Pre-approved Exceptions               Section 6.b
Response Notice                       Section 6.c
Response Period                       Section 6.c
Review Materials                      Section 4
Section 6.a Notice                    Section 6.a
Seller's Agents                       Section 13.e
Seller's Documents                    Section 8.a
Seller's Extension Period             Section 7.c
Seller's Title Requirements           Section 6.a
Seller's Work                         Section 13.e
Specimen Title Policy                 Section 5.a(6)
Survey                                Section 5.a(6)
Title Commitment                      Section 5.a(6)
Title Requirements                    Section 5.a(6)

  2.  PURCHASE OF PROPERTY; PAYMENT OF PURCHASE PRICE.
      -----------------------------------------------

  Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller, subject to all of the terms, covenants and conditions hereinafter set forth in this Agreement.

            a.  Real Property. Seller shall sell the Real Property to Buyer, and
                -------------
Buyer shall purchase the Real Property from Seller, on all of the mutual terms, covenants and conditions hereinafter set forth in this Agreement. The Real Property shall be conveyed to Buyer or a nominee of Buyer of which Buyer has given Seller notice no less than seven (7) days prior to the Closing Date, by a Quitclaim Deed (the "Deed") in the form attached hereto as Exhibit B and incorporated herein by this reference and sufficient to entitle Buyer to a Transfer Certificate of Title.

            b.  Other Interests.  All other interests of Seller in the Property
                ---------------
(including, without limitation, the Personal Property) shall be transferred and assigned by Seller to Buyer pursuant to the General Instrument of Transfer (the "General Instrument") in the form annexed hereto as Exhibit C and incorporated herein by this reference.

  3.  DEPOSIT.  On or prior to the Effective Date, Buyer has deposited with
      -------
Seller the First Deposit Installment and the Second Deposit Installment as a deposit on account of the Purchase Price. Unless this Agreement is terminated by Buyer on or before the last day of the Review Period, Buyer shall deposit with Seller the Third Deposit Installment on the last day of the Review Period. Seller shall hold the Deposit pursuant to the terms of this Agreement. Interest earned on the Deposit, if any, shall belong to the Seller; provided, however that if the Deposit is returned to Buyer pursuant to the provisions of this Agreement, the Deposit shall be returned together with an amount equal to simple interest at the rate of 5% per annum on the Deposit held from time to time by Seller hereunder. Except in the case of Seller's default in the performance of its obligations hereunder on the Closing Date or as otherwise expressly provided in this Agreement, the Deposit shall be non-refundable and shall belong to Seller.

  4.  DELIVERY OF MATERIALS FOR REVIEW; CONFIDENTIALITY.
      -------------------------------------------------

  In connection with Buyer's acquisition of the Property, the Seller has delivered to Buyer or made available to Buyer for its review at Seller's Address, the materials ("Review Materials") set forth on the Due Diligence Information List attached hereto as Exhibit D. In addition to the Review
                                    ---------
Materials set forth on said Exhibit D, Seller shall so deliver or make available
                            ---------
to Buyer copies of all other materials and other information contained in Seller's or Seller's property manager's files, to the extent the same are requested from time to time in writing by Buyer or its counsel during the Review Period and are reasonably material to Buyer's due diligence investigation of the Property. Requests for and delivery of such additional materials shall not extend the Review Period. The Review Materials and all materials, books and records examined by or on behalf of Buyer pursuant to this Agreement shall: (i) be held in strict confidence by Buyer; (ii) not be used for any purpose other than the investigation and evaluation of the Property by Buyer and its lenders, attorneys, employees, agents, engineers, consultants and representatives (collectively, "Buyer's Agents"); and (iii) not be disclosed, divulged or otherwise furnished to any other person or entity except to Buyer's Agents or as required by law. If this Agreement is terminated for any reason whatsoever, Buyer shall return to Seller all of the Review Materials in the possession of Buyer and Buyer's Agents. The provisions of this Section shall survive the termination of this Agreement.

  5.  CONTINGENCIES.
      -------------

            a.  Contingencies to Purchase. Buyer's obligation to purchase the
                -------------------------
Property is subject to Buyer's satisfaction with the contingencies described below (the "Contingencies"). Buyer shall promptly commence and diligently prosecute its efforts to satisfy the Contingencies; however, with respect to any Contingency whose satisfaction requires Buyer's approval or determination, such matter shall be within Buyer's sole discretion. All Contingencies are solely for Buyer's benefit, and may be waived only by Buyer.

(1)  Physical Condition, Access and Utilities.  Buyer shall be satisfied (a)
     ----------------------------------------
     with the physical condition of the Property (including, but not limited to the roof, facade, HVAC system, structure, elevators, mechanicals, fuel storage equipment, security, fire safety, sprinkler, plumbing, electrical and security systems), (b) that access to the Property is in compliance with applicable laws, permits, and restrictions contained in any recorded title exception document, and (c) the adequacy of utilities available to the Property, such as gas, electricity, telephone, water, sewerage and storm drain.

(2)  Environmental Conditions.  Buyer shall be satisfied (i) with the soils,
     ------------------------
     ground water, topography and geology, and (ii) that Hazardous Substances, as hereinafter defined, other than Known Hazardous Substances, as hereinafter defined, are not present on, under or about the Property in violation of applicable law. As used herein, the term "Hazardous Substances" shall include, but not be limited to, asbestos-containing materials, polychlorinated biphenyls, flammable materials, explosives, radioactive materials, petroleum products and those materials or substances now or heretofore defined as "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
     Section 2601 et seq., the Refuse Act, 33 U.S.C. Section 407 et seq., the Emergency Planning and Community Right-To-Know Act, the Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E, together with all implementing regulations, including without limitation the Massachusetts Contingency Plan or any other applicable similar state federal, county, regional, municipal or local law, statute, ordinance, rule or regulation governing the control of substances dangerous to public health or safety as same may be amended from time to time. As used herein, the term "Known Hazardous Substances" means Dioxane, Tetrahydrofuran, and all of the constituent elements thereof or combinations or recombination of such constituent elements which may result from the break-down thereof.

(3)  Governmental Regulations.  Buyer shall be satisfied with the Property's
     ------------------------
     compliance with applicable laws, ordinances, rules and regulations.

(4)  Title Commitment; Survey.  Buyer, at Buyer's expense, no later than
     ------------------------
     June 12, 1998, shall cause the issuance of (i) a commitment of the Title Company (the "Title Commitment") for an owner's title insurance policy in the form of a specimen ALTA Form B (1987) with respect to the Real Property (the "Specimen Title Policy"), containing such endorsements, affirmative coverages, deletions of printed exceptions and title exceptions, and reinsurance agreements as Buyer shall approve, and Title Company agrees to issue, and specifying Title Company's requirements relating to the issuance of such Specimen Title Policy (the "Title Requirements") and (ii) an ALTA survey of the Real Property by a duly licensed surveyor showing all physical conditions affecting the Real Property sufficient for the deletion of the survey exception in accordance with the Title Requirements (the "Survey").


            b.  Review Period.  Buyer shall have the Review Period in which to
                -------------
satisfy or waive the Contingencies. Buyer may waive any of the Contingencies at any time prior to the expiration of the Review Period by notice to Seller.

            c.  Termination or Satisfaction. At any time within the Review
                ---------------------------
Period Buyer may deliver a notice to Seller that the Contingencies are not satisfied or waived and that this Agreement has terminated and is of no further force or effect. If Buyer has not given notice within the Review Period that the Contingencies are not satisfied or waived, the Contingencies shall be deemed to have been satisfied or waived. Buyer may, but shall not be obligated to, deliver a confirmatory notice to Seller that the Contingencies are satisfied or waived. If the Contingencies are satisfied or waived, the parties shall be obligated to proceed to Closing, as defined below. Notwithstanding the subject matter of the Contingencies and the waiver or satisfaction of the same, Buyer acknowledges that, except as provided in Section 13.e and Section 16, the sale of the Property hereunder shall be AS IS, WHERE IS, with all faults as more fully stated in Section 11.l below

     6.  TITLE.
         -----

            a.  Notice of Disapproved Title Exceptions. Within five (5) business
                --------------------------------------
days after Buyer receives both the Title Commitment and the Survey, Buyer shall have the right, but not the obligation, to give notice (a "Section 6.a Notice") to Seller of Buyer's disapproval of any of the title exceptions contained in the Title Commitment and Specimen Title Policy (a "Disapproved Title Exception") and specifying those Title Requirements, if any, contained in the Title Commitment to be performed by or on behalf of Seller ("Seller's Title Requirements").

            b.  Response Period. In the event that Buyer shall give a
                ---------------
Section 6.a Notice to Seller, then Seller shall within five (5) business days after receipt thereof (the "Response Period"), give a responsive notice to Buyer (the "Response Notice") wherein Seller shall either (i) agree to remove or satisfy, as the case may be, the Disapproved Title Exception or Seller's Title Requirement, or (ii) object to removing, satisfying the Disapproved Title Exception or Seller's Title Requirement, on or before the Closing Date; provided, however, that Seller hereby agrees that it shall agree to remove, and shall not object to, any Disapproved Title Exception which is (x) a mechanic's or materialman's lien for work performed on the Property; (y) a mortgage or related security documents or similar encumbrance given to secure indebtedness for money borrowed ("Mortgage Exceptions"); or (z) any other Disapproved Title Exception, which can be removed by Seller at a cost to Seller of not more than $200,000 (all of the foregoing Disapproved Title Exceptions in (x) through (z) hereinafter collectively referred to as "Forced Removal Title Exceptions;" provided, however, that in no event shall the Forced Removal Title Exceptions include any of the exceptions which are contained in the Owner's Policy of Title Insurance issued to Seller by the Title Company as Policy No. 136-00-425529 dated April 29, 1997, other than Mortgage Exceptions (the "Pre-approved Exceptions")).

            c.  Uncured Disapproved Title Exception . If Seller fails to give
                ------------------------------------
the Response Notice within the Response Period, Seller shall be deemed to have agreed to remove or satisfy, as the case may be, the Disapproved Title Exceptions other than the Pre-approved Exceptions and the Seller's Title Requirements. If Seller objects in the Response Notice to removing or satisfying on or before the Closing Date any of the Disapproved Title Exceptions or Seller's Title Requirements, then Buyer shall have the right, but not the obligation, at any time on or before the expiration of five (5) days following the expiration of the Response Period to either (i) give Seller notice that Buyer waives its objection(s) to such Disapproved Title Exceptions or waives such Seller's Title Requirements or (ii) give Seller notice that Buyer is unwilling to waive such objection(s) or Seller's Title Requirements (it being agreed that if Buyer shall fail to give Seller any such notice pursuant to the immediately preceding clause (i) or (ii), then Buyer shall be deemed to have given Seller a notice pursuant to the immediately preceding clause (ii) to the effect that it is unwilling to waive such objection(s) and Seller's Title Requirements). Upon giving of such notice that Buyer is unwilling to waive such objection(s), this Agreement shall automatically terminate and be void and without further recourse to the parties hereto, provided that if such termination relates to a Disapproved Title Exception which is other than a Pre-approved Title Exception, the Deposit shall be returned promptly to Buyer.

            d.  Later Changes Relating to Title Buyer shall have the right to
                -------------------------------
approve or disapprove any exceptions to title that arise or occur during the period which begins after the date and time of the Title Commitment and ends at the time of recording the Deed from Seller to Buyer in connection with the Closing hereunder, provided, however, that if Buyer has been made aware of any such exceptions to title within the Review Period and Buyer has not given notice to Seller in accordance with Section 5.c. that the Contingencies are not satisfied or waived, Buyer shall be deemed to have approved any such exceptions to title. If Buyer disapproves of any such exception to title, then Buyer may give to Seller a notice to such effect, in which case the provisions of this
Section 6 shall apply mutatis, mutandis.
                      -------  --------

  7.  CLOSING REQUIREMENTS.
      --------------------

            a.  The Closing. On the Closing Date, all matters to be performed
                -----------
under this Agreement incident to the sale of the Property, and the payment of the Purchase Price (collectively, the "Closing") shall be performed at the offices of Seller's counsel, Rubin and Rudman, 50 Rowes Wharf, Boston, Massachusetts 02110, or other mutually acceptable location. The Closing shall commence at 10:00 a.m. All documents to be delivered at the Closing and all payments to be made shall be delivered to the Title Company on the Closing Date, in escrow, pending the prompt recording of the Deed and such other instruments as are required to be filed to effect the transfer and conveyance of the Property, upon which filing , and confirmation from the Title Company that it is prepared to issue an owner's policy of title insurance in the form of the Specimen Title Policy, all instruments and funds shall then be delivered out of escrow. Transfer of the Purchase Price to Seller must be completed on the Closing Date. The Deed shall not be recorded and such other instruments, funds, and other Closing deliveries shall be returned by the Title Company to the party which delivered them in the event that on the Closing Date (i) Seller shall be unable to give title, or to make conveyance, or to deliver possession, all as herein provided, (ii) the Seller's Title Requirements which Seller has agreed to satisfy are not satisfied, or (iii) the Property does not conform to the provisions of Section 7.b. hereof, and in either such event the provisions of
Section 7.c through 7.e hereof shall then be applicable. It is acknowledged that time is of the essence of this Agreement.

            b.  Possession and Condition of the Property. Without limiting the
                ----------------------------------------
generality of the foregoing, at Closing full possession of the Real Property free of all tenants and occupants is to be delivered, the Property to be then
(i) in substantially the same condition as it now is, reasonable use and wear thereof excepted and except as otherwise provided in Section 16, and (ii) in compliance with the provisions of Section 6 hereof. Buyer and/or Buyer's Agents shall be entitled to inspect the Property prior to the delivery of the Deed in order to determine whether the condition thereof reasonably complies with the terms hereof.

            c.  Extension to Cure. If on the Closing Date Seller shall be unable
                -----------------
to give title, or to make conveyance, or to deliver possession, all as herein provided, or if on the Closing Date the Property does not conform to the provisions of Section 7.b., Seller, shall give notice to Buyer, on or before the Closing Date, that it will use reasonable efforts to cure all impediments which cause it to be unable to give title, make conveyance or deliver possession as aforesaid, all as herein provided, in which case the Closing Date shall be extended for a period (the "Seller's Extension Period") of up to thirty (30) days to permit Seller to cure as aforesaid. Seller's "reasonable efforts" shall not require the expenditure of more than $200,000 other than for the elimination of any Forced Removal Title Exception.

            d.  Termination. If, at the expiration of the Seller's Extension
                -----------
Period, Seller shall have failed so to give title, make conveyance, deliver possession, or make the Property conform, as the case may be, all as herein provided, then, subject to Buyer's rights under Section 7.e, this Agreement shall terminate, whereupon Seller shall promptly return the Deposit to Buyer and all obligations of the parties hereto shall cease without recourse to the parties hereto except as otherwise specifically set forth herein.

            e.  Buyer's Election. Buyer shall have the election, on the original
                ----------------
or any extended Closing Date, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without deduction (except to the extent necessary to clear title of any Forced Removal Title Exceptions), in which case Seller shall convey such title by delivering the Deed subject to the conditions contained in this Agreement.

            f.  Accuracy of Representations and Warranties. It is a condition to
                ------------------------------------------
each party's obligations to proceed to Closing that all of the representations and warranties of the other party hereunder are true and correct in all material respects as of the Closing Date as if those representations and warranties were made on the Closing Date (subject to any update or modification thereof as hereinafter provided) and such party has performed all of its covenants hereunder. If any condition to Buyer's or Seller's obligations hereunder is not fulfilled, Buyer or Seller, as the case may be, shall have no obligation to proceed to Closing.

  8.  CLOSING DELIVERIES.
      ------------------

            a.  Seller's Deliveries. Seller shall deliver or cause to be
                -------------------
delivered the following documents (the "Seller's Documents") at Closing:

                (1) The duly executed and acknowledged Deed.

                (2) A certification duly executed by Seller under penalty of perjury stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, in the form annexed hereto as Exhibit E.
                     ----------

                (3) Originals (or copies thereof if originals are not available) of all documents and materials assigned pursuant to the General Instrument.

                (4) Originals (or copies thereof if originals are not available) of all other Review Materials if not already provided, together with all updates and modifications thereof and additions thereto through the Closing, and all other books and records of Seller pertaining in a material way to the operation and management of the Property.

                (5) A certificate by Seller to Buyer to the effect that all of the representations and warranties of Seller hereunder, as the same may be modified or updated as set forth herein, remain true and correct in all material respects as of the Closing, in the form annexed hereto as Exhibit F.
                                                            ---------

                (6) Such affidavits and indemnities as the Title Company may reasonably require in order to omit from any title insurance policy issued to Buyer or Buyer's mortgagee exceptions for (i) parties in possession and
                     (ii) mechanic's liens created by or through Seller.

                (7) Any corporate, partnership or other authorization documents necessary to record the Deed.

                (8) Evidence of the authority of any individuals or constituent members in Seller to execute any instruments executed and delivered by Seller at Closing.

                (9) Any of the following which are requested by Buyer and in the possession of or reasonably available to Seller: any and all keys, and lock and safe combinations.

                (10) Any discharges, releases, other documents or other
                     conditions required by the Title Company as Seller's Title Requirements under the Title Commitment which Seller is obligated to satisfy as a Disapproved Title Exception, in such form and substance as is reasonably satisfactory to the Title Company so as to enable Title Company to issue the owner's title policy in the form of the Specimen Title Policy.

                (11) A written sign-off by the Building Inspector of the Town of
                     Bedford indicating that the work performed pursuant to Building Permit #13926 dated August 20, 1997 has been inspected and approved, and certificates of inspection for the two passenger elevators in the Property (Buyer acknowledging that the freight elevator will not be operative and will have no such inspection certificate).

                     To the extent that Buyer fails to receive the above deliveries, any of the deliveries specified in Section 8.b below, or any of the conditions set forth in this Agreement as conditions to Buyer's obligation to close pursuant to this Agreement shall fail to be fulfilled, then Buyer may, as its sole remedy, terminate this Agreement by notice to Seller, and upon such notice Seller shall return the Deposit to Buyer promptly and this Agreement shall be null and void and without recourse to the parties hereto except as otherwise specifically set forth herein.

            b.  Mutual Deliveries. Buyer and Seller shall deliver or cause to be
                -----------------
                delivered the following at the Closing:

                (1)  Executed counterparts of the General Instrument; and

                (2) A closing statement reflecting the adjustments made at the Closing and described in Section 9 hereof.

            c.  Buyer's Deliveries. Buyer shall deliver or cause to be delivered
                ------------------
                at the Closing:


                (1) The Purchase Price for the Property in excess of the Deposit (plus any additional funds necessary to pay Buyer's share of closing costs and prorations, as hereinafter set forth) by wire transfer of immediately available funds; and

                (2) A certificate by Buyer to Seller to the effect that all of the representations and warranties of Buyer hereunder, as the same may be modified or updated as set forth herein, remain true and correct in all material respects as of the Closing, in the form annexed hereto as Exhibit G.
                                                            ---------

  9.  CLOSING COSTS AND PRORATIONS.  At Closing, closing costs shall be paid and
      ----------------------------
prorations made as follows:

            a.  Closing Costs. Seller shall pay any state, county, or local
                -------------
                transfer taxes and recording charges customarily paid by Seller. Buyer shall pay any recording costs customarily paid by Buyer, and the title insurance premium for the Owner's title insurance policy issued at Closing to Buyer by the Title Company and the costs for the Survey.

            b.  Prorations. The Purchase Price shall be subject to the following
                ----------
                prorations. All such prorations shall be made so that Buyer has the benefit of rent and bears the burden of expenses for the date of Closing.

                (1)  Taxes. Real property taxes and general and special
                     -----
                     assessments shall be prorated through the Closing Date on the basis of the fiscal year for such taxes and assessments. If the Closing Date shall occur before the real property tax rate for such fiscal year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding fiscal year. After the real property taxes are finally fixed for the fiscal year in which the Closing Date occurs, Seller and Buyer shall make a recalculation of the apportionment of such taxes, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent Seller has undertaken to obtain any real estate tax abatement, the amount of the net proceeds of such tax abatement shall be prorated through the Closing Date, if, as and when such proceeds are paid by the applicable governmental taxing authority.

                (2)  Utilities. Final readings on all gas, water and electric
                     ---------
                     meters shall be made as of the Closing Date, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller by such utility companies. Buyer shall be responsible for making all arrangements for the continuation of utility services.

            c.  Post Closing Cooperation. After the Closing, Buyer and Seller
                ------------------------
                shall cooperate with each other, and shall cause their respective property managers for the Property to cooperate with each other, including without limitation making available books and records for the Property, in order to respond to any Tenant inquiry concerning, challenge to or audit of, any operating expense or similar additional rent or rent escalation item. To the extent that any adjustment or proration required hereunder was based on estimates at the time of Closing, the parties shall readjust and re-prorate based upon final numbers when available, and make payment as appropriate based upon such readjustment and re-proration.

                The provisions of this Section 9 shall survive Closing.

  10.  DEFAULT.
       -------

            a.  Buyer's Default. If Seller has complied with all of the
                ----------------
                covenants and conditions contained herein and is ready, willing and able to convey the Property in accordance with this Agreement and Buyer fails to consummate this Agreement and take title, then the parties hereto recognize and agree that the damages that Seller will sustain as a result thereof will be substantial, but difficult if not impossible to ascertain. Therefore, the parties agree that, in the event of Buyer's default, Seller shall, as its sole remedy, be entitled to retain the Deposit as liquidated damages, and not as a penalty and neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the those covenants and indemnities which are expressly state to survive termination of this Agreement. Buyer agrees not to interpose any defense or otherwise seek to interfere with Seller's retention and ownership of the Deposit.

            b.  Seller's Default. In the event that Buyer has complied with all
                ----------------
                of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller fails to consummate this Agreement and convey title as set forth herein, Purchaser shall have an action for specific performance of this Agreement to obtain such title as Seller is able to convey. Alternatively, in the case of Seller's default, Buyer may elect to terminate this Agreement and recover the Deposit. In either such case, Buyer shall have no right to an action for damages against Seller other than for the return of the Deposit.

  11.  SELLER'S REPRESENTATIONS AND WARRANTIES.  Seller hereby makes the
       ---------------------------------------
following representations and warranties to Buyer as of the Effective Date:

            a.  Delivery of Written Materials. All Review Materials and other
                -----------------------------
                written materials (including, without limitation, the Exhibits to this Agreement) which Seller has delivered or shall deliver to Buyer pursuant this Agreement are and shall be complete in all material respects.

            b.  Other Agreements. On the Closing Date there will be no
                ----------------
                contracts, agreements or understandings, oral or written, with any person relating to operation, maintenance or management of the Property except (i) terms and conditions of any licenses and permits required by any zoning or environmental laws, and the applications therefor, (ii) the exceptions to title to the Property permitted under this Agreement, and (iii) any other agreements delivered by Seller to Buyer during the Review Period.

            c.  Due Authorization. Seller is duly organized, validly existing,
                -----------------
                and in good standing under the laws of the Commonwealth of Massachusetts, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Seller herein, and to perform its obligations hereunder. Seller is duly authorized to execute and deliver, and perform this Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto.

            d.  Enforceability. This Agreement and all documents required hereby
                --------------
                to be executed by Seller, when so executed, shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            e.  No Conflict. The execution and delivery of, and consummation of
                -----------
                the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Seller is now a party or otherwise subject.

            f.  Notices. Seller has received no written notice or citation (a
                -------
                "Notice"):

                (1) From any federal, state, county or municipal authority alleging any fire, health, safety, building pollution, environmental, zoning or other violation of any law, regulation, permit, order or directive in respect of the Property or any part thereof, which has not been entirely corrected;

                (2) From any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance or bond.

                     If any such Notice is received by Seller prior to Closing, Seller shall notify Buyer promptly thereof and provide a copy of such Notice to Buyer.

            g.  Legal Proceedings. There are no actions, suits or proceedings,
                -----------------
                pending, or, to Seller's knowledge, threatened before any court, commission, agency or other administrative authority against, or affecting Seller or the Property.

            h.  No Employees. Seller does not directly employ any employees who
                ------------
                work at the Property.

            i.  Updating of Schedules, Exhibits, Representations and Warranties.
                ---------------------------------------------------------------
                Seller shall have the right to modify, update and supplement all representations, warranties, exhibits and schedules attached to or delivered in connection with this Agreement through the Closing Date to the extent required to make such representations, warranties, exhibits and schedules true, accurate and complete, provided, however, that if any such modification, update or supplement has the effect of decreasing the value of the Property by One Million Dollars ($1,000,000) or more, or has a material adverse effect on Buyer's intended use of the Property for a combination of office and light manufacturing uses, Buyer shall have the right to terminate this Agreement by notifying Seller, in writing, within five (5) business days of receipt of such updated representation, warranty, exhibit or schedule, and Seller shall promptly return the Deposit to Buyer. If Buyer does not give such notice within the aforesaid five (5) business day period, Buyer shall be deemed to have accepted all matters shown on such modified representations, warranties, exhibits and schedules.

            j.  As-Is Purchase. As a material inducement to Seller to execute
                --------------
                this Agreement, Buyer acknowledges, represents and warrants that, subject to and in reliance on the representations and warranties of Seller set forth in Section this Section 11, upon the satisfaction or waiver of the Contingencies (i) Buyer will have fully examined and inspected the Property, together with the Review Materials and such other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) Buyer will have accepted the foregoing and the physical condition, value, presence/absence of Hazardous Substances, financing status, use, leasing, operation, tax status, income and expenses of the Property, (iii) except as provided in Section 13.e hereof with respect to Seller's Work and as provided in Section 16, the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults and, upon Closing, Buyer shall assume responsibility for the physical condition of the Property and (iv) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in Seller's Documents, Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of Hazardous Substances, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller's Documents. Without limiting the generality of the foregoing, Buyer acknowledges the presence on and under the Property of the Known Hazardous Substances. EXCEPT AS EXPRESSLY SET FORTH IN THIS

                AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in Seller's Documents. The provisions of this Section 11.j. shall survive the Closing. If Buyer shall proceed to Closing with actual knowledge of any matter, or as to any matter set forth in the Review Materials which is in conflict with any of Seller's representations, warranties or indemnities made in this Agreement, Buyer shall be deemed to have waived such Seller's representations, warranties or indemnities to the extent inconsistent with such actual knowledge or the contents of such Review Materials.

            k.  Environmental Status. Except as disclosed in (i) that certain
                --------------------
                "Report on Oil and Hazardous Material Site Evaluation, Former BASF Facility, 35 Crosby Drive, Bedford, Massachusetts" prepared by Haley & Aldrich, Inc., File No. 11837-043, dated April, 1997, and (ii) that certain letter from Haley & Aldrich, Inc. to Seller, File No. 11837-043, dated October 3, 1997, concerning Underground Storage Tank Removal Activities, and (iii) the additional reports and/or governmental files referred to therein, to the best of Seller's knowledge, no Hazardous Substances other than the Known Hazardous Substances are present on, under or about the Property in violation of applicable law. The liability of Seller for damages actually incurred by the Buyer by reason of the breach of the representation made in this
                Section 11.k shall be limited to One Million Dollars
                ($1,000,000).

            l.  Limitation of Seller's Representations. The representations and
                --------------------------------------
                warranties set forth in this Section 11 shall survive the Closing to the date occurring twelve (12) months after the Closing Date, at which time such representations and warranties shall terminate and be of no further force or effect. All other representations and warranties made by Seller in this Agreement, unless expressly provided otherwise, shall not survive the Closing. Where representations and warranties are made in this Agreement to the "best of Seller's knowledge," such phrase shall mean and be limited to the actual knowledge of Ogden Hunnewell, Peter Nordblom, or Steve Logan.

  12.  BUYER'S REPRESENTATIONS AND WARRANTIES.  Buyer hereby makes the following
       --------------------------------------
representations and warranties to Seller as of the Effective Date:

            a.  Due Authorization. Buyer is duly organized, validly existing,
                -----------------
                and in good standing under the laws of the State of Delaware, is duly qualified and in good standing under the laws of the Commonwealth of Massachusetts, has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the individual(s) executing this Agreement on behalf of Buyer has the authority to bind Buyer to the terms and conditions of this Agreement.

            b.  Enforceability. This Agreement and all documents required hereby
                --------------
                to be executed by Buyer, when so executed, shall be legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                The representations and warranties set forth in this Section 12 shall survive the Closing to the date occurring twelve (12) months after the Closing Date, at which time such representations and warranties shall terminate and be of no further force or effect.

  13. ACTIONS AFTER THE EFFECTIVE DATE. The parties covenant to do the following through the Closing Date.

            a.  Title. Seller shall not make any changes in the condition of
                -----
                title to the Property from and after the Effective Date which will not be released and removed at Closing, except with Buyer's advance written consent, which consent shall not be unreasonably withheld or delayed.

            b.  Maintenance and Operation of Property. Seller shall continue to
                -------------------------------------
                operate, maintain and insure the Property consistent with the present business and operations thereof and in a first-class manner, and Seller shall maintain the buildings, improvements, utilities, and systems that comprise or that are upon the Property in good condition and repair, normal wear and tear and casualty excepted, it being the intention of the parties hereto that the general operations of the Property shall not be changed between the date hereof and the date of Closing. Seller shall maintain all existing insurance coverages (or similar replacements thereof) in full force and effect. Seller shall not enter into any contract or equipment lease that cannot be terminated by Seller by the Closing Date without the prior written consent of Buyer.

            c.  Representations and Warranties. Each party shall use diligent
                ------------------------------
                efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall immediately notify the other party if such act or omission occurs.

            d.  Entry; Buyer's Inspection. Buyer and Buyer's Agents may enter
                -------------------------
                the Property from time to time for purposes of (i) performing non-invasive physical tests (except that Buyer may perform minor testing to determine the presence of asbestos-containing materials, termites and other wood destroying insects, provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense and to Seller's reasonable satisfaction) and (ii) conduct any and all engineering, environmental and other inspections at the Property and examine and evaluate the Review Materials and all other relevant agreements and documents within the possession of Seller or subject to its control, and the performance of Seller's Work, as

                Buyer may reasonably request. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Buyer to perform such sampling have all been approved by Seller. Seller hereby approves the scope of work to be performed by Jaworski Geotech, Inc. as described in a scope of work dated June 3, 1998. Prior to conducting any such sampling, Buyer shall have a utility mark-out performed for the Property. Copies of all environmental and engineering reports prepared by or on behalf of Buyer with respect to the Property shall be provided promptly to Seller. With respect to Buyer's right to inspect the Property, Buyer agrees that (i) each inspection shall be performed during normal business hours or at such other times as Seller and Buyer shall mutually agree and
                (ii) Buyer and Buyer's Agents shall use not disrupt or interfere with the remediation activity being conducted on the Property by BASF Corporation. Buyer shall give to Seller reasonable advance notice of any such inspections, reviews or examinations. Buyer shall perform any testing or inspection of the Property only after Buyer has provided to Seller certificates of insurance or other evidence reasonably satisfactory to Seller that Buyer and/or Buyer's Agents carries general liability insurance in an amount of at least One Million Dollars ($1,000,000) together with evidence of adequate worker's compensation insurance. Seller shall have the right, at its option, to cause Seller's representative to be present at all inspections, reviews and examinations conducted on the Property by Buyer. Notwithstanding anything to the contrary contained in this Agreement, any investigation or examination of the Property, the Review Materials or other materials with respect to the Property performed by Buyer or Buyer's Agents prior to the Closing shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely responsible for the acts or omissions of any of Buyer's Agents brought on, or to, the Property by Buyer. In addition, Buyer shall defend, indemnify and hold Seller harmless from and against all loss, expense (including, but not limited to, reasonable attorneys' fees and court costs arising from the enforcement of this indemnity), damage and liability resulting from claims for personal injury, wrongful death or property damage against Seller or any of the Property arising from or as a result of, any act or omission of Buyer or Buyer's Agents in connection with any inspection or examination of the Property by Buyer or Buyer's Agents, except that Buyer's agreements as set forth in this sentence shall not extend to any condition that is discovered by Buyer to be present on, under or about the Property. The provisions of this Section 13.d shall survive the Closing or the earlier termination of this Agreement.

            e.  Work to be Completed by Seller. Prior to the Closing, Seller
                ------------------------------
                shall complete the work ("Seller's Work") described on Exhibit H
                                                                       ---------
                in a good and workmanlike manner, using first class materials. If Seller's Work is not complete on the Closing Date, Seller shall remain responsible for completion of all incomplete portions of Seller's Work other than those items specified on Exhibit H with a "credit" amount, all of which shall be completed within thirty (30) days after the Closing Date. For any item of incomplete work for which a credit amount is specified in Exhibit H, the Purchase Price shall be reduced by
                             ---------
                the credit amount so specified and Seller shall have no further obligation with respect to such work. For all other items an amount equal to 125% of the reasonable estimate of the cost to complete such items shall be withheld from the proceeds due Seller at Closing and placed in escrow with the Title Company pursuant to an escrow agreement to be executed at closing by Buyer, Seller and the

                Title Company to insure the completion of such portion of Seller's Work. The amount held in escrow shall be released to Seller by the Title Company from time to time upon presentation to Title Company of joint written instructions from Buyer and Seller authorizing said release. Buyer reserves the right to inspect Seller's Work prior to authorizing any release of the escrowed funds, provided, however, that Buyer shall not unreasonably withhold or delay instructions for the release of the escrowed funds upon request of Seller. If any work remains incomplete more than thirty (30) days after the Closing Date, Seller shall forfeit any remaining amounts held in escrow to Buyer and Seller shall have no further obligation with respect to such work. The provisions of this Section 13.e shall survive the Closing for a period of one (1) year.

            f.  Change in Environmental Condition. If, during the interval
                ---------------------------------
                between the end of the Review Period and the Closing Date, there shall newly occur any release of Hazardous Substances on, under or about the Property of which either Seller or Buyer has actual knowledge, the party gaining such actual knowledge of such release shall give notice to the other party. Seller shall promptly select a licensed site professional (as defined in the Massachusetts Contingency Plan), who shall be reasonably acceptable to Buyer, to estimate the cost to remediate such release in accordance with applicable laws, and Seller shall provide such estimate to Buyer. If the estimated cost of such remediation shall exceed One Million Dollars ($1,000,000), Buyer shall have the right to terminate this Agreement by notifying Seller, in writing, within five (5) business days of receipt of such estimate, and Seller shall promptly return the Deposit to Buyer. If Buyer does not give such notice within the aforesaid five (5) business day period, Buyer shall be deemed to have accepted the condition of the Property after such release and shall proceed to Closing.

  14.  USE OF PROCEEDS TO CLEAR TITLE.  Any unpaid taxes, assessments, water
       ------------------------------
charges and sewer rents, together with the interest and penalties thereon to Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge, together with the cost of recording and filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable on the Closing Date provided satisfactory arrangements are made with the Title Company to endure obtaining and recording of discharges with respect to the same.

  15.  SURVIVAL.  The terms, covenants and indemnities contained in this
       --------
Agreement required to be operative after delivery of the Deed shall survive delivery of the Deed without limitation as to time, unless a time limitation is expressly provided, and shall not be deemed to have been merged in the Deed.

  16.  DAMAGE TO PROPERTY.  If the Property or any part thereof (i) is damaged
       ------------------
by casualty or (ii) is taken by exercise of the power of eminent domain prior to the Closing Date, and in the case of either such casualty or taking the damage to the Property exceeds One Million Dollars ($1,000,000), as reasonably determined by Seller, Buyer may terminate this Agreement by notice given to Seller within ten (10) days of the date Seller gives notice to Buyer of such casualty or taking. If Buyer does so terminate this Agreement, Seller shall promptly return the

Deposit to Buyer. If Buyer does not so terminate this Agreement or such damage does not exceed One Million Dollars ($1,000,000) the parties shall proceed to Closing without any reduction in the Purchase Price except as specifically provided below. At the Closing, Seller shall assign to Buyer all insurance proceeds arising from the casualty (to the extent not applied to any restoration relating thereto), together with a credit against the Purchase Price equal to the deductible amount under the applicable insurance policy, or pay over or assign to Buyer all awards recovered or recoverable on account of such taking. As an inducement to Buyer to agree to the provisions of this Section 16, Seller represents to Buyer that Seller maintains property insurance for the Property in an amount equal to the full replacement cost of the Improvements, and Seller agrees to continue coverage in such amount in effect through the Closing Date.

  17.  BROKERAGE COMMISSION.  Seller and Buyer each warrant to the other party
       --------------------
that its sole contact with the other party or the Property regarding this transaction has been directly with the other party or with Grubb & Ellis.
Seller shall be responsible for any fees or commissions payable to Grubb & Ellis in connection with the transaction contemplated by this Agreement. Seller and Buyer further warrant to each other that no other broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Property. Seller and Buyer shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Property and this Agreement resulting from the indemnifying party's actions. The foregoing indemnities shall survive the Closing.

  18.  SUCCESSORS AND ASSIGNS.  The terms, covenants and conditions herein
       ----------------------
contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Buyer may not assign Buyer's rights hereunder to any party without Seller's consent. No such assignment shall relieve Buyer named herein of any liability to Seller.

  19.  ENTIRE AGREEMENT.  This Agreement contains all of the covenants,
       ----------------
conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitute the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

  20.  ATTORNEYS' FEES.  In the event of any litigation regarding the rights and
       ---------------
obligations under this Agreement or in the Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs. Each party shall bear its own attorneys' fees in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder.

  21.  NOTICES.  All notices required to be given pursuant to the terms hereof
       -------
shall be in writing and delivered by hand delivery, in which case notice shall be deemed given on the day of delivery, or by overnight delivery service (such as Federal Express) or via facsimile transmission (with confirmation copy sent by overnight delivery service), in which case notice shall be deemed given on the day after the day sent, addressed to Seller at Seller's Address, with a courtesy copy to Myrna Putziger, Esq., Rubin and Rudman, 50 Rowes Wharf, Boston, Massachusetts 02110, Facsimile (617) 439-9556 or to Buyer at Buyer's Address with a courtesy copy to Carl E. Axelrod, Esq., Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111, Facsimile (617) 856-8201. The foregoing addresses may be changed by written notice to the other party as provided herein.

  22.  EXHIBITS AND DEFINED TERMS.  All exhibits attached hereto are
       --------------------------
incorporated herein by reference thereto. All of the terms and definitions set forth in the Defined Terms section are incorporated in this Agreement by reference thereto.

  23.  TIME.  Time is of the essence of every provision herein contained.  When
       ----
the last day for the performance of any act permitted or required hereunder falls on any day which is not a business day in the City of Boston, Massachusetts, such act may be performed on the next business day in said city. When an act must be form or a notice given by the end of a specified day, such act must be performed or such notice given by 5:00 p.m. in the City of Boston, Massachusetts.

  24.  STANDSTILL PERIOD.  During the Review Period and until this Agreement is
       -----------------
terminated, Seller will not directly or indirectly solicit, provide any information to, engage in discussions or negotiations with, or enter into any agreement or understanding with any person, entity or group, concerning sale of the Property or interests therein, or any similar transaction, provided, however that the foregoing shall not restrict Seller's right to respond to any unsolicited offer so long as such response does not entail any such negotiation or the entering into any such agreement or understanding.

  25.  APPLICABLE LAW.  This Agreement shall be governed by the laws of the
       --------------
Commonwealth of Massachusetts.

  26.  NO ORAL MODIFICATION OR WAIVER.  This Agreement may not be changed or
       ------------------------------
amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

  27.  NO RECORDING.  Buyer agrees that it shall not record this Agreement or
       ------------
any summary of the provisions thereof with the Middlesex South Registry of Deeds nor file the same with the Middlesex South Registry District of the Land Court. Any such recording or filing shall automatically render this Agreement null and void.

  28.  COUNTERPARTS. This Agreement may be executed in any number of
       ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  29.  CAPTIONS.  The captions of this Agreement are for convenience and
       --------
reference only and in no way define, describe, extend or limit the scope, meaning or intent of this Agreement.

  30.  SEVERABILITY.  The invalidation or unenforcability in any particular
       ------------
circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

  31.  NO JOINT VENTURE.  This Agreement shall not be construed as in any way
       ----------------
establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Buyer and Seller.

  32.  NO THIRD PARTY BENEFICIARIES.  This Agreement is for the sole benefit of
       ----------------------------
the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

  33.  NO PERSONAL LIABILITY.  No general or limited partner of Seller, no
       ---------------------
officer, director, or stockholder or member of any corporation or limited liability company which is a partner at any tier in Seller, no disclosed or undisclosed principal of Seller, and no person or entity in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at Closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.

  34.  EXECUTION.  The submission of this Agreement for examination does not
       ---------
constitute an offer by or to either party. This Agreement shall be effective and binding only after due execution and delivery by the parties hereto.

  IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement under seal the day and year first above written.


                             "SELLER"


                             35 CROSBY DRIVE LLC
                             By:  Nordic Holdings I LLC, Manager



                                     By:___________________________
                                        Name:  Peter C. Nordblom
                                        Title: Manager
                                        Hereunto duly authorized

                                     By:___________________________
                                        Name:  Ogden Hunnewell
                                        Title: Manager
                                        Hereunto duly authorized



                             "BUYER"

                             HOLOGIC, INC.



                             By:_________________________
                                Name:
                                Title:
                                Hereunto duly authorized

                                   EXHIBIT A



                               LAND DESCRIPTION
                               ----------------



That certain parcel of land situate in Bedford in the County of Middlesex, Commonwealth of Massachusetts described as follows:

Westerly: by the easterly line of Crosby Drive, in three courses, one hundred ninety six and 83/100 feet, two hundred eleven and 69/100 feet, and five hundred forty eight and 36/100 feet, respectively;

Northerly:  by Lot 7 three hundred forty and 27/100 feet;

Easterly:   by Lot 7 one hundred nine and 76/100 feet;

Northerly:  again by Lot 7 six hundred seventy eight and 87/100 feet;

Easterly:   by land now or formerly of 54 Middlesex Realty Trust one hundred nine and 12/100 feet;

Northerly:  by land now or formerly of 54 Middlesex Realty Trust three hundred forty seven and 76/100 feet;

Easterly:   by Lot 6 four hundred thirty six and 35/100 feet;


Southerly:  by land now or formerly of John H. Cardwell, Trustee three hundred forty nine and 81/100 feet;

Easterly:   by land now or formerly of John H. Cardwell, Trustee, and land now or formerly of Trident Realty Trust three hundred one and 48/100 feet; and

Southerly:  by land now or formerly of Eikonix Realty Trust one thousand nineteen and 22/100 feet.

Said parcel is shown as Lot 5 on plan hereinafter mentioned (Plan No. 34759C).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan as approved by the Court filed in the Land Registration Office as Plan No. 34759C, a copy of which is filed with Certificate of Title No. 208063.

Subject to, and with the benefit of, all restrictions, easements, covenants, conditions, agreements, and other appurtenant rights of record insofar as the same may be now in force and applicable.

                                   EXHIBIT B

                                 FORM OF DEED
                                 ------------


                                 QUITCLAIM DEED


  35 CROSBY DRIVE LLC, a Massachusetts limited liability company having a place of business c/o Nordblom Company, 31 Third Avenue, Burlington Massachusetts 01803-4470 ("Grantor"), for consideration of Twenty Million Seven Hundred and 00/100 Dollars and 00/100 Dollars ($20,700,000.00) paid, hereby grants to HOLOGIC, INC., a Delaware corporation having a place of business at 590 Lincoln Street, Waltham, Massachusetts 02154, with QUITCLAIM COVENANTS,

That certain parcel of land situated in Bedford in the County of Middlesex, Commonwealth of Massachusetts described as follows:

Westerly:   by the easterly line of Crosby Drive, in three courses, one hundred ninety six and 83/100 feet, two hundred eleven and 69/100 feet, and five hundred forty eight and 36/100 feet, respectively;

Northerly:  by Lot 7 three hundred forty and 27/100 feet;

Easterly:   by Lot 7 one hundred nine and 76/100 feet;

Northerly:  again by Lot 7 six hundred seventy eight and 87/100 feet;

Easterly:   by land now or formerly of 54 Middlesex Realty Trust one hundred nine and 12/100 feet;

Northerly:  by land now or formerly of 54 Middlesex Realty Trust three hundred forty seven and 76/100 feet;

Easterly:   by Lot 6 four hundred thirty six and 35/100 feet;

Southerly:  by land now or formerly of John H. Cardwell, Trustee three hundred forty nine and 81/100 feet;

Easterly:   by land now or formerly of John H. Cardwell, Trustee, and land now or formerly of Trident Realty Trust three hundred one and 48/100 feet; and

Southerly:  by land now or formerly of Eikonix Realty Trust one thousand nineteen and 22/100 feet.

Said parcel is shown as Lot 5 on plan hereinafter mentioned (Plan No. 34759C).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan as approved by the Court filed in the Land Registration Office as Plan No. 34759C, a copy of which is filed with Certificate of Title No. 208063.

The premises are conveyed subject to, and with the benefit of, all restrictions, easements, covenants, conditions, agreements, and other appurtenant rights of record insofar as the same may be now in force and applicable.

For Grantor's title see deed dated April 24, 1997 from BASF Corporation to Grantor filed with the Middlesex South Registry District of the Land Court as Document No. 1029886, and Transfer Certificate No. 208063 in Book 1170, Page 113.

Deed stamps in the amount of $94,392.00 are affixed to this deed.

IN WITNESS WHEREOF, said 35 CROSBY DRIVE, LLC has caused this instrument to be executed under seal by Nordic Holdings I LLC, its Manager, this ___ day of July, 1998.


                             35 CROSBY DRIVE LLC
                             By:  Nordic Holdings I LLC, Manager


                                     By:___________________________
                                        Name:  Peter C. Nordblom
                                        Title: Manager
                                        Hereunto duly authorized


                                     By:___________________________
                                        Name:  Ogden Hunnewell
                                        Title: Manager
                                        Hereunto duly authorized

                         COMMONWEALTH OF MASSACHUSETTS



______________, ss                                                 July __, 1998

          Then personally appeared before me Peter C. Nordblom, the Manager of Nordic Holdings I LLC, Manager of 35 Crosby Drive, LLC, who acknowledged that he executed the foregoing instrument as his free act and deed as Manager of Nordic Holdings I LLC, and the free act and deed of Nordic Holdings I LLC and of 35 Crosby Drive, LLC.



                                     _______________________
                                     Notary Public
                                     My Commission Expires:



                         COMMONWEALTH OF MASSACHUSETTS



______________, ss                                                 July __, 1998


          Then personally appeared before me Ogden Hunnewell, the Manager of Nordic Holdings I LLC, Manager of 35 Crosby Drive, LLC, who acknowledged that he executed the foregoing instrument as his free act and deed as Manager of Nordic Holdings I LLC, and the free act and deed of Nordic Holdings I LLC and of 35 Crosby Drive, LLC.



                                     _______________________
                                     Notary Public
                                     My Commission Expires:

                                   EXHIBIT C


                          FORM OF GENERAL INSTRUMENT
                          --------------------------


                        GENERAL INSTRUMENT OF TRANSFER
                                 35 CROSBY DRIVE
                            BEDFORD, MASSACHUSETTS


     This General Instrument of Transfer (this "Instrument") is made as of the __th day of July, 1998, by and between 35 Crosby Drive LLC, a Massachusetts limited liability company having a place of business c/o Nordblom Company, 31 Third Avenue, Burlington Massachusetts 01803-4470 ("Assignor"), and Hologic, Inc., a Delaware corporation having a place of business at 590 Lincoln Street, Waltham, Massachusetts 02154 ("Assignee").

  In connection with the conveyance of certain property owned by Assignor known and numbered as 35 Crosby Drive, in Bedford, Middlesex County, Massachusetts, more particularly described on SCHEDULE I attached hereto and made a part hereof (the "Premises"), and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants and conveys unto Assignee, all of Assignor's right, title and interest in and to the following to the extent the same apply to the Premises and are transferable or assignable (collectively, the "Interests"):

1. All appurtenances and privileges belonging to the Premises and the rights, benefits and privileges of owning and operating the same;

2. All rights, entitlements and/or approvals to develop the Premises which have been or may hereafter be granted by governmental bodies having jurisdiction or authority over the Premises, and any certificates evidencing compliance therewith;

3. All variances, conditional use permits, special permits, exceptions, rezonings, general plan amendments, parcel maps, development agreements, permits, licenses, applications, any other governmental approvals and consents (if any) relating to the Premises;

4. All guarantees, warranties, and indemnities giving rise to any rights or benefits of Assignor in respect of the Premises and all claims and/or causes of action against contractors with respect to the Premises or any part thereof or any buildings, structures or improvements thereon, including without limitation that certain Limited Environmental Indemnity Agreement dated April 29, 1997 by and between BASF Corporation and Seller, provided, however, that Assignor reserves, in common with Assignee, such rights in respect of the matters assigned in this paragraph 4 as may be necessary or convenient for Assignor's discharge of liabilities, or defense of claims, relating to the Premises which are not assigned to or assumed by Buyer in connection with the acquisition of the Premises;

5. All bonds, construction contracts, architect's contracts, licenses, applications, permits, plans, drawings, specifications, "as-built" plans and/or surveys, site plans, maps, and any other plans relating to the construction of the improvements on the Premises;

6. All engineering, soils, ground water and environmental reports and other technical descriptions and environmental reports concerning the Premises; and

7. All tangible personal property owned by Assignor and attached and appurtenant to, or forming part of, or used predominantly in connection with the Premises, including without limitation all the items listed in
     SCHEDULE II attached hereto and made a part hereof (the "Personal Property"). Assignor hereby covenants with Assignee that Assignor is the lawful owner of the Personal Property subject to no liens or encumbrances other than those encumbrances to which the Premises are subject as set forth in Certificate of Title No. 208063 filed in the Middlesex South Registry District of the Land Court in Registration Book 1170, Page 113, and has good right to sell the same, and that Assignor will warrant and defend title to the Personal Property unto Assignee against the lawful claims and demands of all persons claiming by, through or under Assignor, but not further or otherwise.

Assignee hereby accepts the foregoing transfer from Assignor of the above-assigned Interests.

  This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall be governed by the laws of the Commonwealth of Massachusetts.

  This Instrument may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have executed this Assignment under seal as of the date first written above.



                             ASSIGNOR:

                             35 CROSBY DRIVE LLC
                             By:  Nordic Holdings I LLC, Manager



                                     By:___________________________
                                        Name:  Peter C. Nordblom
                                        Title: Manager
                                        Hereunto duly authorized



                                     By:___________________________
                                        Name:  Ogden Hunnewell
                                        Title: Manager
                                        Hereunto duly authorized


                             ASSIGNEE:

                             HOLOGIC, INC.



                             By:_________________________
                                Name:
                                Title:
                                Hereunto duly authorized

                                  SCHEDULE I


                                 THE PREMISES


  That certain parcel of land situated in Bedford in the County of Middlesex, Commonwealth of Massachusetts described as follows:

Westerly:   by the easterly line of Crosby Drive, in three courses, one hundred ninety six and 83/100 feet, two hundred eleven and 69/100 feet, and five hundred forty eight and 36/100 feet, respectively;

Northerly:  by Lot 7 three hundred forty and 27/100 feet;

Easterly:   by Lot 7 one hundred nine and 76/100 feet;

Northerly:  again by Lot 7 six hundred seventy eight and 87/100 feet;

Easterly:   by land now or formerly of 54 Middlesex Realty Trust one hundred nine and 12/100 feet;

Northerly:  by land now or formerly of 54 Middlesex Realty Trust three hundred forty seven and 76/100 feet;

Easterly:   by Lot 6 four hundred thirty six and 35/100 feet;

Southerly:  by land now or formerly of John H. Cardwell, Trustee three hundred forty nine and 81/100 feet;

Easterly:   by land now or formerly of John H. Cardwell, Trustee, and land now or formerly of Trident Realty Trust three hundred one and 48/100 feet; and

Southerly:  by land now or formerly of Eikonix Realty Trust one thousand nineteen and 22/100 feet.

  Said parcel is shown as Lot 5 on plan hereinafter mentioned (Plan No. 34759C).

  Being the property described in Certificate of Title No. 208063 in Registration Book 1170, Page 113.

                                   EXHIBIT D

                        DUE DILIGENCE INFORMATION LIST
                        ------------------------------

Easements

   Any easements, vault agreement, etc.


Real Estate Tax Bills for past two years


Physical

   Title:  Title Insurance Policies (owner and mortgagee) currently in effect
   Survey:  Last as-built survey and related surveyor's report
   Certificates of Occupancy
   Any warranties in effect for any portion of the Property
   Environmental Reports

Other

   Information concerning pending lawsuits or claims (if any)

   Any outstanding notices received by Seller from any governmental authority with respect to a violation of law or regulation (if any).

                                   EXHIBIT E


                        FORM OF NON-FOREIGN CERTIFICATE
                        -------------------------------


                            NON-FOREIGN CERTIFICATE
                                35 CROSBY DRIVE
                            BEDFORD, MASSACHUSETTS


  Section 1445 of the Internal Revenue Code provides that a purchaser of a United States Property interest must withhold tax if the seller is a foreign person. To inform Hologic, Inc. ("Buyer") that withholding of tax is not required upon the disposition of a United States Property interest by 35 Crosby Drive, LLC ("Seller"), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign person (as that term is defined in the Internal Revenue Code and Income Tax Regulations);

2.  Seller's United States employer identification number is ___________; and

3.  Seller's office address is   c/o Nordic Properties, Inc.
                                 31 Third Avenue
                                 Burlington, Massachusetts 01803

Seller understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.


                             35 CROSBY DRIVE LLC
                             By:  Nordic Holdings I LLC, Manager



                                     By:___________________________
                                        Name:  Peter C. Nordblom
                                        Title: Manager
                                        Hereunto duly authorized



                                     By:___________________________
                                        Name:  Ogden Hunnewell
                                        Title: Manager
                                        Hereunto duly authorized

                                   EXHIBIT F


                          FORM OF SELLER'S CERTIFICATE
                          ----------------------------


                          SELLER'S CLOSING CERTIFICATE
                                35 CROSBY DRIVE
                             BEDFORD, MASSACHUSETTS


  Reference is made to that certain Purchase and Sale Agreement dated May __, 1998 by and between 35 Crosby Drive, LLC, as "Seller," and Hologic, Inc., as "Buyer," (the "Agreement"). Capitalized terms used herein without definition which are defined in the Agreement shall have the meanings ascribed to them therein.

  35 Crosby Drive hereby certifies to Hologic, Inc. that all of the representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof.


Date:  July ___, 1998

                             35 CROSBY DRIVE LLC
                             By:  Nordic Holdings I LLC, Manager



                                     By:___________________________
                                        Name:  Peter C. Nordblom
                                        Title: Manager
                                        Hereunto duly authorized



                                     By:___________________________
                                        Name:  Ogden Hunnewell
                                        Title: Manager
                                        Hereunto duly authorized

                                   EXHIBIT G


                          FORM OF BUYER'S CERTIFICATE
                          ---------------------------


                          BUYER'S CLOSING CERTIFICATE
                                35 CROSBY DRIVE
                             BEDFORD, MASSACHUSETTS


  Reference is made to that certain Purchase and Sale Agreement dated May __, 1998 by and between 35 Crosby Drive, LLC, as "Seller," and Hologic, Inc., as "Buyer," (the "Agreement"). Capitalized terms used herein without definition which are defined in the Agreement shall have the meanings ascribed to them therein.

  Hologic, Inc hereby certifies to 35 Crosby Drive, LLC. that all of the representations and warranties of Buyer contained in the Agreement are true and correct in all material respects as of the date hereof.


Date:  July ___, 1998

                                     HOLOGIC, INC.



                                     By:_________________________
                                        Name:
                                        Title:
                                        Hereunto duly authorized

                                   EXHIBIT H

                                 SELLER'S WORK
                                 -------------


North Lobby:

     Complete installation of floor tiles;
     Install carpet to match carpet in East and West lobbies; and Install handrails on stairs.

Office Areas:

     Install 2' x 4' exposed grid Armstrong "Second Look" dropped ceiling; Install 2' x 4'parabolic light fixtures, Paralux II, on 8' x 12' center to center grid;
     Turn existing sprinkler heads down through dropped ceiling;
     Remove existing vinyl tiles from first floor; and Patch and flash second floor to receive carpet.

HVAC:

     Install VAV boxes and distribution suitable for open floor plan occupancy of office spaces in accordance with [insert plan reference];
     Install heating in warehouse space typical for warehouse use.

Parking/Loading Areas:

     Repave upper loading dock area;
     Seal coat lower parking lot; and
     Restripe parking areas in accordance with Plans entitled "Plans Accompanying Special Permit and Site Plan Review Application, 35 Crosby Drive, Bedford, Massachusetts" dated April 25, 1997, last revised 6/11/97, prepared by The BSC Group, Inc.

Signage:

     Furnish and install signage in accordance with signage program prepared by Lee Newbury Design Co. dated April 28, 1998.